SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of earliest event reported): February 8, 2002
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                            Covista Communications, Inc.
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             (Exact name of registrant as specified in its charter)

   New Jersey                       0-2180                   22-1656895
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(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)           Identification No.)
incorporation)

150 Clove Road
Little Falls, New Jersey                                        07424
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             (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (973) 812-1100
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Item 2.  Acquisition or Disposition of Assets

     On February 8, 2002, Covista Communications, Inc. ("Covista") issued a press release announcing, among other things, the completion of the merger (the "Merger") of its wholly owned subsidiary CCI Acquisitions, Inc. ("CCI")with and into Capsule Communications, Inc. ("Capsule"), pursuant to the Agreement and Plan of Reorganization dated as of July 17, 2001 among Covista, CCI and Capsule (the "Merger Agreement"). The Merger was completed on February 8, 2002.

     As a result of the Merger, Capsule became a wholly owned subsidiary of Covista. In addition, subject to the terms of the Merger Agreement, each share of the common stock of Capsule held by Capsule's majority stockholder Henry G. Luken, III, was converted into 0.688 shares of the common stock of Covista and cash in lieu of fractional shares, and each share held by all other stockholders was converted into 0.917 shares. The total purchase price payable in connection with the Merger is approximately $11 million, based on the closing price of Covista common stock on February 7, 2002 of $6.38 per share.

     The purchase price and the other terms and conditions of the Merger were negotiated over a period of approximately two months between representatives of Capsule and Covista. Ferris, Baker Watts, Inc. acted as financial advisor to Capsule in connection with the Merger and delivered a written opinion to the board of directors of Capsule to the effect the purchase price was fair from a financial point of view for the holders of Capsule's common stock. At separate meetings each held on February 8, 2002, the stockholders of Covista and Capsule voted on approved the Merger.

     For the terms and conditions of the Merger Agreement, as well as the press release announcing the execution of the Merger Agreement, reference is made to such documents attached hereto as exhibits. All statements made herein concerning the foregoing agreements are qualified by reference to such exhibits.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)     Financial Statements of the Business Acquired

                 This Form 8-K includes as an exhibit audited condensed consolidated financial statements of Capsule for the year ended December 31, 2000 and unaudited condensed consolidated financial statements for the nine months ended September 30, 2001.

         (b)    Pro Forma Financial Statements

                This Form 8-K includes as an exhibit unaudited pro forma combined condensed financial information for Covista and Capsule for the nine months ended October 31, 2001 and for the year ended January 31, 2001.

         (c)     Exhibits.

                 Exhibit 2.1 -  Agreement and Plan of Reorganization dated as of July 17, 2001 by and among Covista
                                Communications, Inc., CCI Acquisitions
                                Corp. and Capsule Communications, Inc. Filed as Exhibit 2.1 to the Registrant's Form 8-K Report dated July 17, 2001 (the "July 17, 2001 8-K") and incorporated herein by reference.

                 Exhibit 99.1 Press Release dated February 8, 2002. Filed as Exhibit 99.1 to the Registrant's Form 8-K filed with the SEC on February 8, 2002 and incorporated herein by reference.

               Exhibit 99.2 - Unaudited Condensed Consolidated Financial
                               Statements of Capsule Communications, Inc. for the nine months ended September 30, 2001, incorporated by reference from Capsule's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.

                 Exhibit 99.3 - Audited Consolidated Financial Statements of
                                Capsule Communications, Inc. for the year ended December 31, 2000, incorporated by Reference from Capsule's Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.

                 Exhibit 99.4 - Covista and Capsule unaudited pro forma
                               combined condensed financial information for the nine months ended October 31, 2001 and the year ended January 31, 2001, incorporated by reference from Pre-Effective Amendment No. 3 to Covista's Registration Statement on Form S-4 (Registration No. 333-69644), as filed with the Securities and Exchange Commission on January 8, 2002 and incorporated herein by reference.

                 Exhibit 99.5 - Consent of Deloitte & Touche LLP.  Filed
                                herewith.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     COVISTA COMMUNICATIONS, INC.

                                   By: /s/ A. John Leach, Jr.
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Date:     April 22, 2002               Name:    A. John Leach, Jr.
                                       Title:   President & Chief Executive
                                                Officer